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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 23, 1998


                         FIRSTPLUS Financial Group, Inc.
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             (Exact name of registrant as specified in its charter)



            Nevada                          0-27750              75-2561085
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(State or other jurisdiction of        (Commission File        (IRS Employer
        incorporation)                     Number          Identification No.)

         1600 Viceroy, 8th Floor     Dallas Texas                    75235
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         (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code: (214) 599-6400



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Item 5. Other Events.
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     On April 23, 1998,  FIRSTPLUS  Financial Group, Inc. (the "Company") closed its first net interest margin transaction. The Company secured $150 million of bonds with interest only strips ("I/O Strips") and a limited portion of servicing fees to be earned from its 1996-4, 1997-1, 1997-2, 1997-3 and 1997-4 High LTV Loan securitizations. The bonds carry a coupon of 8.5%, and were sold at 99.55% of par for a bond equivalent yield of approximately 8.87%. The Company will assign portions of the I/O Strips to a bankruptcy-remote entity.

     In accordance with SFAS No. 125, the Company will account for the transaction as a financing, and will report no gain as a result of the transaction.

Item 7.  Financial Statements and Exhibits
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         (a)      Financial statements of businesses acquired.
                  Not Applicable.
         (b)      Pro forma financial information.
                  Not Applicable.
         (c)      Exhibits.

     The following exhibits are furnished in accordance with Item 601 of Regulation S-K.

         99.1     Press Release



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

                                                 FIRSTPLUS FINANCIAL GROUP, INC.



Date: May 5, 1998                           By:   /s/ William P. Benac
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                                                  Name: William P. Benac
                                                  Title: Chief Financial Officer